EXHIBIT 5

JOINT FILING AGREEMENT dated as of the 28th day of October, 2016, among Sundara Investment Partners, LLC (“Sundara”) and Laurence L. Stone (“Stone”).

W I T N E S S E T H:

WHEREAS, Sundara and Stone may be deemed, but are not conceded, to constitute a “group” under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the common stock, par value $0.001 per share (the “Common Stock”), of JetPay Corporation, a Delaware corporation (the “Issuer”); and

WHEREAS, pursuant to Paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Exchange Act, the parties hereto desire to satisfy any filing obligation under Subsection 13(d)(1) by a single joint filing;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the undersigned hereby agree and represent as follows:

1.	The Statement on Schedule 13D with respect to the Issuer, which is attached hereto, is filed on behalf of Sundara and Stone and each of them.

2.	Each of Sundara and Stone is eligible to use such Statement on Schedule 13D for the filing of information therein contained.

3.	Each of Sundara and Stone is responsible for the timely filing of the attached Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; provided that each such party is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such party knows or has reason to believe that such information is accurate.

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by themselves or their proper and duly authorized officers and representatives.

SUNDARA INVESTMENT PARTNERS, LLC

By:	/s/ Laurence L. Stone
Name: Laurence L. Stone
Title: Managing Member

LAURENCE L. STONE

/s/ Laurence L. Stone